Exhibit 5

                 [Waddell & Reed Advisors Select Income AnnuitySM]
                  Individual Single Purchase Payment Immediate
                Variable and/or Fixed Income Annuity Application
                          $35,000 Minimum Purchase Payment
                   Nationwide Life Insurance Company
                             P.O. Box 182449
                          Columbus, Ohio 43218-2449

CONTRACT TYPE This Contract is established as a: A Contract type must be selected

NON-QUALIFIED       IRA           Roth IRA       403(b) (non-ERISA only)

CONTRACT OWNER                        JOINT OWNER    Spouse only except in
                                    HI, PA and VT.
Last Name or Trust Name               Last Name

First Name or Trust Name (continued) MI First Name                      MI

Address                               Address
Telephone No. (        )               H  W

Sex   M     F  Birthdate    /    /   Sex   M     F Birthdate      /    /
                         MM  DD  YYYY                            MM  DD YYYY

(Maximum issue age through age 85)         (Maximum issue age through age 85)

Soc. Sec. No. or Tax ID                Soc. Sec. No. or Tax ID

ANNUITANT    Complete only if          JOINT ANNUITANT Complete only if
             different from Contract   Income Option allows payments to a
             Owner                     survivor. Spouse only for IRAs.


Last Name                             Last Name

First Name                     MI    First Name                      MI

Address                              Address

Telephone No. (  )         H  W

Sex   M     F  Birthdate    /   /    Sex   M     F Birthdate      /  /
                         MM  DD YYYY                            MM DD YYYY

(Maximum issue age through age 85)          (Maximum issue age through age 85)

Soc. Sec. No. or Tax ID              Soc. Sec. No. or Tax ID

BENEFICIARY  Whole percentages only, all primary beneficiaries must total
             100%; all contingent beneficiaries must total 100%.
                                         Relationship            Birthdate

Primary   Contingent  Print Full Name (Last, First, MI)

		     Relationship					Birthdate
Allocation       to Annuitant        Soc. Sec. No.    (MM/DD/YY)
                                           %
                                           %
                                           %
                                           %


PURCHASE PAYMENT     Rollover  Payment Enclosed       Transfer/1035
                                                    (requires transfer form)

Purchase  Payment $             submitted (minimum $35,000).   A  copy  of
this application properly signed by the registered representative will constitute receipt for such amount. If this application is declined by the Company, there will be no liability on the part of the Company, and any payments submitted with this application will be refunded.

INCOME START DATE                       (Payments are typically received
                    within seven to ten days following the Income Start
                    Date.)


FREQUENCY OF            Monthly  Quarterly    Semi-Annually  Annually
PAYMENTS

Electronic Funds Transfer (If Electronic Funds Transfer is not selected, a check will be issued and mailed to you.)

Bank Name and Address                Bank Telephone Number  ( )
                                     Type of Account (Please attach
                                     voided check or deposit slip)
                                      Checking    Savings

Bank Routing No.                     Bank Account No.


INCOME OPTIONS        CANNOT BE CHANGED ONCE ELECTED

(only one option may be selected)
 SINGLE LIFE WITH TERM CERTAIN YEARS* Select 10 years  15 years or 20 years
 SINGLE LIFE CASH REFUND*
 SINGLE LIFE*
 JOINT AND   % LAST SURVIVOR**  Select 50%  75% or  100%
 JOINT AND 100 % LAST SURVIVOR WITH TERM CERTAIN YEARS** Select 10 years 15 years or 20 years
 JOINT AND 100% SURVIVOR WITH CASH REFUND**
 JOINT AND 50% SURVIVOR**
 TERM CERTAIN        YEARS (Between 5 and 30 years)

*Birth Certificate of Annuitant Required     **Birth Certificate of Both
Annuitant and Joint Annuitant Required

REMARKS







PURCHASE PAYMENT ALLOCATION   Whole percentages only, must total 100%.  A
                              Contract cannot be issued unless this
                              section is complete.
The underlying investment options listed on this application are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.

W & R TARGET FUNDS, INC.      %    FIXED PAYMENT
                                   ALLOCATION
     % Asset Strategy
       Portfolio
     % Balanced
       Portfolio
     % Bond Portfolio
     % Growth Portfolio
     % High Income
       Portfolio
     % Core Equity
       Portfolio
     % International
       Portfolio
     % Limited-Term
       Bond Portfolio
     % Money Market
       Portfolio
     % Science and
       Technology
       Portfolio
     % Small Cap
       Portfolio
     % Value Portfolio



For your variable investment options, please select the following:


          ASSUMED INVESTMENT RETURN      3.5%      5.0%      6.0%


      ANNUAL BENEFIT LEVELING FOR VARIABLE ANNUITY PAYMENTS*  YES  NO
*If this option is elected, Annual Frequency of Payments cannot be chosen.


                       NOTICE TO AZ RESIDENTS ONLY:
Upon written request, the Company agrees to provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the annuity Contract to the Contract Owner. If for any reason the Contract Owner is not satisfied with the Contract, the Contract may be returned within ten days after it is delivered and the Contract Value will be refunded in full. For IRAs, if the Contract Owner returns the Contract within the ten-day period, the Company will return the Purchase Payment.

                       NOTICE TO MN RESIDENTS ONLY:

This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

              NOTICE TO MN, ND, SC, SD AND VT RESIDENTS ONLY:
Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account are variable and may increase or decrease in
accordance  with  the  fluctuations  in  the  net  investment  factor,   as
applicable, and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

        NOTICE TO AR, CO, KY, LA, ME, NM, OH AND TN RESIDENTS ONLY:
Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

                       NOTICE TO DC RESIDENTS ONLY:
WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

                       NOTICE TO WA RESIDENTS ONLY:
Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

                       NOTICE TO PA RESIDENTS ONLY:
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

CONTRACT OWNER SIGNATURES
To the best of my knowledge and belief, I represent my answers to the questions below to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this annuity Contract.
Are you a U.S. Citizen?  Yes   No
If No,country of citizenship

 Yes   No  Will the applied for Contract replace existing annuities or insurance?

  Please send me a copy of the Statement of Additional Information to the Prospectus.

I consent to having the Company send my prospectus(es), confirmation statements, quarterly statements, annual statements, and other product information to my e-mail address shown below.

CONTRACT OWNERS E-MAIL ADDRESS

STATE IN WHICH APPLICATION WAS SIGNED              DATE

To authorize the Company to allow the exercise of ownership rights independently by EITHER the Contract Owner or Joint Owner, both owners please initial here: (Contract Owner) _________, (Joint Owner) __________.

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

CONTRACT OWNER
                                     Signature

JOINT OWNER
                                     Signature


REGISTERED REPRESENTATIVE INFORMATION

 Yes   No   Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

REGISTERED REPRESENTATIVE SIGNATURE
                                                  Signature
NAME (Please Print)

REGISTERED REPRESENTATIVE SSN

FIRM NAME                               PHONE (  )

ADDRESS


FEDERAL INCOME TAX
WITHHOLDING
A. I elect to have no income tax withheld from my income payments (do not complete B or C)
B. I want my withholding from each income payment to be figured using the number of allowances and marital status shown (you may also designate an additional amount in item C)

  Allowances  Single    Married    Married, but withhold at higher single rate

C. Withhold the following additional amount from each income payment (you must complete B) $